                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--260, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 33-61615 of our opinion dated October 29, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 4, 1998